Exhibit 99.1
The Second Amended and Restated Bylaws of LIN TV Corp. (the “Bylaws”) were amended to add the following Section 7.6 to Article 7 of the Bylaws:
Section 7.6 Electronic Securities Recordation. Notwithstanding the provisions set forth elsewhere in this Article 7, the Corporation may adopt a system of issuance, recordation and transfer of its shares of Class A Common Stock by electronic or other means not involving any issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law, and, provided, further, that notwithstanding the adoption of any such system of issuance, recordation and transfer of shares of Class A Common Stock by electronic or other means, every holder of shares of Class A Common Stock theretofore represented by certificates, and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate for such shares, signed by such officers and otherwise as provided in Section 7.1 of these bylaws, certifying the number of shares of Class A Common Stock held by such holder.